UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

SCHEDULE 14A INFORMATION

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the Securities Exchange Act of 1934

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☐	Soliciting material Pursuant to §240.14a-12

Deckers Outdoor Corporation

(Name of Registrant as Specified In Its Charter)

MARCATO INTERNATIONAL MASTER FUND, LTD.

MARCATO CAPITAL MANAGEMENT LP

MCM ENCORE IM LLC

MARCATO ENCORE MASTER FUND, LTD.

RICHARD T. MCGUIRE III

DEBORAH M. DERBY

KIRSTEN J. FELDMAN

STEVE FULLER

MATTHEW P. HEPLER

ROBERT D. HUTH

JAN ROGERS KNIFFEN

MITCHELL A. KOSH

NATHANIEL J. LIPMAN

ANNE WATERMAN

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On November 27, 2017, Marcato Capital Management LP and certain affiliates issued the following press release:

MARCATO RESPONDS TO DECKERS’ DESPERATE ATTEMPT TO AVOID ACCOUNTABILITY

Deckers’ Intention to Refresh Board in 2018 is Too Little Too Late and

Admits Need for New Skills and Insights on the Board

Full Slate of New Directors Needed to Provide Proper Oversight and

Put Deckers on Path to Success

SAN FRANCISCO – November 27, 2017 – Marcato Capital Management LP (“Marcato”), a San Francisco-based investment manager which manages funds that beneficially own approximately 8.4% of the outstanding common shares of Deckers Outdoor Corporation (NYSE: DECK) (“Deckers” or the “Company”), today issued the following statement in response to the Company’s announcement that it intends to appoint at least two new independent directors by its 2018 Annual Meeting of Stockholders.

“Deckers’ announced intention to add new directors is a desperate attempt to avoid accountability for failing to achieve its strategic goals over a period of multiple years. If anything, Deckers’ announcement is a clear admission that the current Board lacks the skills, insight, and oversight required to properly lead the Company. The fact that this announcement comes just weeks before Deckers’ 2017 contested Annual Meeting further underscores the clear contempt the incumbent directors have towards the corporate governance process – once again doing as little as possible, at the slowest pace possible, and at the last moment possible. Deckers’ stockholders deserve the right to select directors for themselves, and should not leave this important decision to a Board that has failed them time and time again.

“Furthermore, it must be recognized that recently departed Chairman and former CEO, Angel Martinez, demonstrated his lack of confidence in Deckers’ Board and strategic plan – selling nearly half of his shares, valued at approximately $9 million, less than two weeks after stepping off of the Board. Why would the former Chairman and CEO be selling his shares if he believed in this Board, this plan, and the Company’s ability to perform?

“The fact that Deckers’ Board continues to waste stockholder capital on an expensive and time-consuming proxy contest when an effective solution has been presented, inherently represents why full-scale Board change is required. Instead, the current Board has been dismissive of our highly experienced and qualified slate, which includes nominees with fresh perspectives and strong fashion, apparel, retail, marketing and financial expertise. Deckers stockholders deserve directors who believe in the future success of the Company – directors with requisite skillsets who will provide proper oversight of management, act with urgency and whose interests are aligned with those of all stockholders. We urge stockholders to vote GOLD in support of Marcato’s nominees, who if elected, will execute a business strategy that ensures Deckers’ brand equity is translated into significant long-term value creation.”

Vote your GOLD proxy card TODAY.

You can vote by Internet, telephone or by signing and dating the GOLD proxy card or GOLD voting instruction form and mailing it in the postage paid envelope provided. We urge you NOT to vote using any white proxy card or voting instruction form you receive from Deckers. Please discard the white proxy card.

If you have any questions about how to vote your shares, please contact our proxy solicitor, D.F. King & Co., Inc., at (800) 761-6521.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

The information herein contains “forward-looking statements.” Specific forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts and include, without limitation, words such as “may,” “will,” “expects,” “believes,” “anticipates,” “plans,” “estimates,” “projects,” “targets,” “forecasts,” “seeks,” “could,” “should” or the negative of such terms or other variations on such terms or comparable terminology. Similarly, statements that describe our objectives, plans or goals are forward-looking. Forward-looking statements are subject to various risks and uncertainties and assumptions. There can be no assurance that any idea or assumption herein is, or will be proven, correct. If one or more of the risks or uncertainties materialize, or if Marcato’s underlying assumptions prove to be incorrect, the actual results may vary materially from outcomes indicated by these statements. Accordingly, forward-looking statements should not be regarded as a representation by Marcato that the future plans, estimates or expectations contemplated will ever be achieved.

Certain statements and information included herein have been sourced from third parties. Marcato does not make any representations regarding the accuracy, completeness or timeliness of such third party statements or information. Except as may be expressly set forth herein, permission to cite such statements or information has neither been sought nor obtained from such third parties. Any such statements or information should not be viewed as an indication of support from such third parties for the views expressed herein.

CERTAIN INFORMATION CONCERNING THE PARTICIPANTS

Marcato International Master Fund, Ltd. (“Marcato International”), Marcato Capital Management LP (“Marcato”) and the other Participants (as defined below) have filed a definitive proxy statement and accompanying GOLD proxy card with the Securities and Exchange Commission (the “SEC”) to be used to solicit (the “Solicitation”) proxies for, among other matters, the election of its slate of director nominees at the 2017 annual stockholders meeting (the “Annual Meeting”) of Deckers Outdoor Corporation (“Deckers” or the “Company”). Stockholders are advised to read the definitive proxy statement and any other documents related to the Solicitation because they contain important information, including information relating to the Participants in the Solicitation. These materials and other materials filed by Marcato with the SEC in connection with the Solicitation are available at no charge on the SEC’s website at http://www.sec.gov. The definitive proxy statement and other relevant documents filed by Marcato with the SEC are also available, without charge, by directing a request to Marcato’s proxy solicitor, D.F. King & Co., Inc., 48 Wall Street, 22nd Floor, New York, New York 10005 (Call Collect: (212) 269-5550, Call Toll Free: (800) 761-6521 or Email: Deckers@dfking.com).

The participants in the proxy solicitation are Marcato International, Marcato, MCM Encore IM LLC (“Marcato Encore LLC”), Marcato Encore Master Fund, Ltd. (“Marcato Encore Fund”), Richard T. McGuire III, Deborah M. Derby, Kirsten J. Feldman, Steve Fuller, Matthew P. Hepler, Robert D. Huth, Jan Rogers Kniffen, Mitchell A. Kosh, Nathaniel J. Lipman and Anne Waterman (collectively, the “Participants”). As of the date hereof, Mr. McGuire, Marcato, Marcato International, Marcato Encore LLC and Marcato Encore Fund may be deemed to beneficially own the equity securities of the Company as described in Marcato’s statement on Schedule 13D in respect of the Company initially filed with the SEC on February 8, 2017 (the “Schedule 13D”), as it may be amended from time to time.

Media:

Jonathan Gasthalter/Nathaniel Garnick/Amanda Klein

Gasthalter & Co.

(212) 257-4170